UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
MakeMusic, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1716250

(State or Other Juris- diction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
(Address of Principal Executive Office and Zip Code)
MakeMusic, Inc. 2003 Equity Incentive Plan
(Full Title of the Plan)
John W. Paulson, Co-Chief Executive Officer
Ronald B. Raup, Co-Chief Executive Officer
MakeMusic, Inc.
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
(952) 937-9611
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Melodie R. Rose
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
** Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock issuable under the 2003 Equity Incentive Plan	550,000 shares	$7.926	$4,359,300	$171.32
TOTAL:			$4,359,300	$171.32

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on June 6, 2008.

SIGNATURES
EXHIBIT INDEX
Opinion and Consent of Fredrikson & Byron, P.A.
Consent of McGladrey & Pullen, LLP

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 2003 Equity Incentive Plan. The contents of the Registration Statements on Form S-8, Reg. No. 333-110308 and Reg. No. 333-134901 are incorporated by reference.
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie and State of Minnesota, on the 11th day of June, 2008.

MakeMusic, INC. (the “Registrant”)
By	/s/ John W. Paulson
John W. Paulson
Co-Chief Executive Officer

By	/s/ Ronald B. Raup
Ronald B. Raup
Co-Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
(Power of Attorney)
     Each of the undersigned constitutes and appoints John W. Paulson and Ronald B. Raup his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of MakeMusic, Inc. relating to the Company’s 2003 Equity Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John W. Paulson John W. Paulson	Co-Chief Executive Officer and Director	June 11, 2008

/s/ Ronald B. Raup Ronald B. Raup	Co-Chief Executive Officer and Director	June 11, 2008

/s/ Karen L. VanDerBosch Karen L. VanDerBosch	Chief Financial Officer	June 11, 2008

/s/ Jeffrey A. Koch Jeffrey A. Koch	Chairman of the Board	June 11, 2008

/s/ Keith A. Fenhaus Keith A. Fenhaus	Director	June 11, 2008

/s/ Robert B. Morrison Robert B. Morrison	Director	June 11, 2008

/s/ Graham Richmond Graham Richmond	Director	June 11, 2008

/s/ Michael Skinner Michael Skinner	Director	June 11, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
MakeMusic, Inc.
Form S-8 Registration Statement
EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 2003 Equity Incentive Plan
23.1	Consent of Fredrikson & Byron, P.A. (See Exhibit 5.1)
23.2	Consent of McGladrey & Pullen, LLP
24	Power of Attorney (See Signature Page)